AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1999

                                                     REGISTRATION NO. 333-09089

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                      YOUTH SERVICES INTERNATIONAL, INC.
           (Exact name of registrant as specified in its charter)

                                   MARYLAND
      (State or other jurisdiction of incorporation or organization)

                                  52-1715690
                     (I.R.S. Employer Identification No.)

                             2 Park Center Court
                                   Suite 200
                        Owings Mills, Maryland  21117
                                (410) 356-8600

             (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------
                                 Ira M. Cotler
                       Youth Services International, Inc.
                           Chief Financial Officer
                      c/o Correctional Services Corporation
                          1819 Main Street, Suite 1000
                            Sarasota, Florida  34236
                                 (941) 953-9199

            (name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                              Seth I. Truwit, Esq.
                          Epstein Becker & Green P.C.
                                250 Park Avenue
                         New York, New York  10177-0077
                                (212) 351-4500

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                    TERMINATION OF REGISTRATION STATEMENT

    Youth Services International, Inc., a Maryland corporation ("YSI"), hereby removes from registration any and all registered 7% Convertible Subordinated Debentures Due 2006 of YSI (the "Debentures") and shares of YSI Common
Stock, $.01 par value per share (the "Common Stock"), issuable upon conversion of the Debentures, the sale of each of which previously was registered by YSI under a Registration Statement on Form S-3, File No. 333-09089 (the "Registration Statement"), and hereby terminates the Registration Statement.

    Pursuant to Section 7(q) of the Indenture dated as of October 15, 1996 between YSI and The Chase Manhattan Bank, as Trustee, YSI is not obligated to keep the Registration Statement effective after January 29, 1999. On March 31, 1999, pursuant to an Agreement and Plan of Merger dated as of September 23, 1998, as amended (the "Merger Agreement"), by and among YSI,
Correctional Services Corporation ("CSC") and CSC's wholly-owned subsidiary, Palm Merger Corp. ("Merger Corp."), Merger Corp. was merged with and into
YSI (the "Merger"). In connection with the Merger, CSC agreed to issue shares of CSC Common Stock, $.01 par value per share, upon conversion of any Debenture, which Debentures are currently convertible at the rate of one share of CSC common stock for each $45.35 of principal, subject to anti-dilution adjustment.


                                 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida on April 15, 1999.


                                          YOUTH SERVICES INTERNATIONAL, INC.


                                          By:  /s/ James F. Slattery
                                             ---------------------------
                                               James F. Slattery
                                               President


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ James F. Slattery     President and Director          Date: April 15, 1999
---------------------     (Principal Executive Officer)
James F. Slattery


/s/ Ira M. Cotler         Treasurer and Director          Date: April 15, 1999
---------------------     (Principal Financial and
Ira M. Cotler             Accounting Officer)


/s/ Michael Garretson     Director                        Date: April 15, 1999
---------------------
Michael Garretson